Exhibit 99.1

NEWS RELEASE
Construction Partners, Inc. Announces Fiscal 2025 Second Quarter Results

Revenue Up 54% Compared to Q2 FY24
Net Income of $4.2 Million & EPS of $0.08
Adjusted EBITDA Up 135% Compared to Q2 FY24
Record Backlog of $2.84 Billion
Company Raises FY25 Outlook
DOTHAN, AL, May 9, 2025 – Construction Partners, Inc. (NASDAQ: ROAD) (“CPI,” the “Company,” “we,” “our” or “us”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways in local markets throughout the Sunbelt, today reported financial and operating results for the fiscal quarter ended March 31, 2025.
Fred J. (Jule) Smith, III, the Company’s President and Chief Executive Officer, said, “We are pleased to report a strong second quarter marked by significant year-over-year growth in revenues, net income and Adjusted EBITDA, leading to an Adjusted EBITDA margin of 12.1%, up more than 400 basis points from the same quarter last year. Continuing the substantial momentum established in the first quarter of our fiscal year, the operational performance of our family of companies was outstanding, especially during this winter quarter, when shorter days and colder weather typically limit construction activity. Throughout our Sunbelt footprint, our local teams continued to win more project work, growing our project backlog to a record $2.84 billion. We are well-positioned for continued success to build out this record backlog as we move into the busy construction work season in the second half of our fiscal year. We continue to experience healthy federal and state project funding across our geographies in addition to a steady workflow of commercial projects, with many of our local markets representing some of the fastest growing MSAs in the Sunbelt.”
Smith continued, “Last week, we announced our latest acquisition with the purchase of PRI, adding its nearly 300 employees to the CPI family of companies as our platform company in Tennessee. PRI now stretches our operations the length of the state, from Knoxville in the east to the greater Memphis metro area in the west, and will include our pre-existing Tennessee operations, consisting of three hot-mix asphalt plants and construction operations in the Nashville metro area. As with all of our platform acquisitions, a key strategic criterion is an established and deeply experienced leadership team that fits our culture, our focus on safety, and our relative market share growth strategy for further expansion. Under the leadership of Jon Hargett, Greg Ailshie and PRI’s entire management team, our new platform company will benefit from decades of collective experience and technical expertise of seasoned industry veterans in Tennessee. Tennessee is a state ripe with organic and acquisitive growth opportunities, driven by strong economic growth, favorable demographic trends, and a healthy transportation funding program.”
Revenues were $571.7 million in the second quarter of fiscal 2025, an increase of 54% compared to $371.4 million in the same quarter last year. The $200.3 million revenue increase included $173.1 million of revenues attributable to acquisitions completed during or subsequent to the three months ended March 31, 2024, and an increase of approximately $27.2 million of revenues in the Company’s existing markets. The mix of total revenue growth for the quarter was approximately 7% organic and approximately 47% from recent acquisitions.
Gross profit was $71.4 million in the second quarter of fiscal 2025, compared to $38.8 million in the same quarter last year.
(1) Adjusted net income, Adjusted EBITDA and Adjusted EBITDA margin are financial measures not presented in accordance with generally accepted accounting principles (“GAAP”). Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

General and administrative expenses were $46.7 million in the second quarter of fiscal 2025, compared to $36.0 million in the same quarter last year, and as a percentage of total revenues, decreased 150 basis points to 8.2% compared to 9.7% in the same quarter last year.
Net income was $4.2 million in the second quarter of fiscal 2025 and $0.08 per diluted share, compared to a net loss of $1.1 million and diluted losses per share of $(0.02) in the same quarter last year.
Adjusted EBITDA(1) in the second quarter of fiscal 2025 was $69.3 million, an increase of 135% compared to $29.5 million in the same quarter last year. Adjusted EBITDA margin(1) in the second quarter of fiscal 2025 was 12.1%, compared to 7.9% in the same quarter last year.
Project backlog was a record $2.84 billion at March 31, 2025, compared to $1.79 billion at March 31, 2024 and $2.66 billion at December 31, 2024.
Smith added, “Reflecting the expected contribution of the newly acquired PRI and our strong second quarter results, we are raising our fiscal 2025 outlook ranges. We continue to see customer demand for both publicly funded and commercial project work throughout our well-funded and growing Sunbelt states, representing some of the fasting growing areas in the country, and we remain focused on delivering long-term value to our investors and other stakeholders.”
Fiscal 2025 Outlook
The Company is raising its outlook ranges for fiscal 2025 with regard to revenue, net income, Adjusted net income, Adjusted EBITDA and Adjusted EBITDA margin as follows:
•Revenue in the range of $2.77 billion to $2.83 billion
•Net income in the range of $106.0 million to $117.0 million
•Adjusted net income(1) in the range of $122.5 million to $133.5 million
•Adjusted EBITDA(1) in the range of $410.0 million to $430.0 million
•Adjusted EBITDA margin(1) in the range of 14.8% to 15.2%
Ned N. Fleming, III, the Company’s Executive Chairman, stated, “CPI’s continued operational and financial strength are a testament to our organization’s culture and leadership, executing a proven growth strategy to increase profitability, expand margins and successfully integrate newly acquired companies. Strategically positioned local market operations across the Sunbelt benefit from the support of our larger organization to bid, win and build critical infrastructure projects for recurring customers, both public and commercial. Our country’s infrastructure repair and maintenance needs are considerable and growing with the expansion of new roadway capacity. CPI will continue to benefit from opportunities afforded by a generational investment in infrastructure and population growth into the Sunbelt. As we continue to expand our geographic footprint and increase the size and scale of operations in an extremely fragmented industry, we expect to generate strong returns to enhance shareholder value.”
Conference Call
The Company will conduct a conference call today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) to discuss financial and operating results for the fiscal quarter ended March 31, 2025. To access the call live by phone, dial (412) 902-0003 and ask for the Construction Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through May 16, 2025 by calling (201) 612-7415 and using passcode ID: 13753204#. A webcast of the call will also be available live and for later replay on the Company’s Investor Relations website at www.constructionpartners.net.
About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating in local markets throughout the Sunbelt in Alabama, Florida, Georgia, North Carolina, Oklahoma, South Carolina, Tennessee and Texas. Supported by its hot-mix asphalt plants, aggregate facilities and liquid asphalt terminals, the Company focuses on the construction, repair and maintenance of surface infrastructure. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The Company also performs private sector projects that include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe” and “plan.” The forward-looking statements contained in this press release include, without limitation, statements related to financial projections, future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others: declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies; risks related to our operating strategy; competition for projects in our local markets; risks associated with our capital-intensive business; government inquiries, requirements and initiatives, including those related to funding for public infrastructure construction, land use, environmental, health and safety matters, and government contracting requirements and other laws and regulations; unfavorable economic conditions and restrictive financing markets; our ability to successfully identify, manage and integrate acquisitions; our ability to obtain sufficient bonding capacity to undertake certain projects; our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us; the cancellation of a significant number of contracts or our disqualification from bidding for new contracts; risks related to adverse weather conditions; climate change and related laws and regulations; our substantial indebtedness, costs associated therewith and the restrictions imposed on us by the terms thereof; our ability to manage our supply chain in a manner that ensures that we are able to obtain adequate raw materials, equipment and essential supplies; failure to implement growth strategies in a timely manner; our ability to retain key personnel and maintain satisfactory labor relations, and to manage or mitigate any labor shortages, turnover and labor cost increases; the impact of inflation on costs of labor, raw materials and other items that are critical to our business, including fuel, concrete and steel; unfavorable developments affecting the banking and financial services industry; property damage and other claims and insurance coverage issues; the outcome of litigation or disputes, including employment-related, workers’ compensation and breach of contract claims; risks related to our information technology systems and infrastructure, including cybersecurity incidents; our ability to maintain effective internal control over financial reporting; and the risks, uncertainties and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements, except to the extent required by applicable law.

Contacts:
Rick Black / Ken Dennard
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600
- Financial Statements Follow -

Construction Partners, Inc.
Consolidated Statements of Comprehensive Income
(unaudited, in thousands, except share and per share data)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2025	2024	2025	2024
Revenues	$571,650	$371,427	$1,133,230	$767,932
Cost of revenues	500,300	332,626	985,309	677,251
Gross profit	71,350	38,801	147,921	90,681
General and administrative expenses	(46,662)	(35,981)	(90,928)	(71,435)
Acquisition-related expenses	(806)	(771)	(20,358)	(1,298)
Gain on sale of property, plant and equipment, net	3,407	1,031	4,462	1,867
Operating income	27,289	3,080	41,097	19,815
Interest expense, net	(21,592)	(4,568)	(39,722)	(8,314)
Other income (expense)	(159)	46	262	18
Income (loss) before provision for income taxes and earnings from investment in joint venture	5,538	(1,442)	1,637	11,519
Provision (benefit) for income taxes	1,310	(321)	461	2,797
Loss from investment in joint venture	(13)	(3)	(12)	(3)
Net income (loss)	4,215	(1,124)	1,164	8,719
Other comprehensive income (loss), net of tax
Unrealized gain (loss) on interest rate swap contract, net	(2,890)	2,478	(21)	(4,627)
Unrealized gain (loss) on restricted investments, net	231	(87)	(102)	313
Other comprehensive income (loss)	(2,659)	2,392	(123)	(4,313)
Comprehensive income	$1,556	$1,268	$1,041	$4,406

Net income (loss) per share attributable to common stockholders:
Basic	$0.08	$(0.02)	$0.02	$0.17
Diluted	$0.08	$(0.02)	$0.02	$0.17

Weighted average number of common shares outstanding:
Basic	55,248,526	51,938,216	54,698,442	51,915,069
Diluted	55,669,646	51,938,216	55,141,358	52,523,100

Construction Partners, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31,	September 30,
	2025	2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$101,855	$74,686
Restricted cash	1,729	1,998
Contracts receivable including retainage, net	409,209	350,811
Costs and estimated earnings in excess of billings on uncompleted contracts	46,488	25,966
Inventories	146,901	106,704
Prepaid expenses and other current assets	23,330	24,841
Total current assets	729,512	585,006
Property, plant and equipment, net	1,103,392	629,924
Operating lease right-of-use assets	56,336	38,932
Goodwill	745,040	231,656
Intangible assets, net	79,916	20,549
Investment in joint venture	72	84
Restricted investments	20,220	18,020
Other assets	19,038	17,964
Total assets	$2,753,526	$1,542,135
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$199,210	$182,572
Billings in excess of costs and estimated earnings on uncompleted contracts	136,303	120,065
Current portion of operating lease liabilities	14,234	9,065
Current maturities of long-term debt	40,375	26,563
Accrued expenses and other current liabilities	123,488	42,189
Total current liabilities	513,610	380,454
Long-term liabilities:
Long-term debt, net of current maturities and deferred debt issuance costs	1,319,325	486,961
Operating lease liabilities, net of current portion	42,728	30,661
Deferred income taxes, net	52,407	53,852
Other long-term liabilities	17,587	16,467
Total long-term liabilities	1,432,047	587,941
Total liabilities	1,945,657	968,395
Stockholders’ equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized and no shares issued and outstanding at March 31, 2025 and September 30, 2024	—	—
Class A common stock, par value $0.001; 400,000,000 shares authorized, 47,627,979 shares issued and 47,235,345 shares outstanding at March 31, 2025 and 44,062,830 shares issued and 43,819,102 shares outstanding at September 30, 2024	47	44
Class B common stock, par value $0.001; 100,000,000 shares authorized, 11,739,408 shares issued and 8,813,803 shares outstanding at March 31, 2025 and 11,784,650 shares issued and 8,861,698 shares outstanding at September 30, 2024	12	12
Additional paid-in capital	531,279	278,065
Treasury stock, Class A common stock, par value $0.001, at cost, 392,634 shares of Class A common stock at March 31, 2025 and 243,728 shares of Class A common stock at September 30, 2024	(31,176)	(11,490)
Treasury stock, Class B common stock, par value $0.001, at cost, 2,925,605 shares at March 31, 2025 and 2,922,952 shares at September 30, 2024	(16,046)	(15,603)
Accumulated other comprehensive income, net	7,379	7,502
Retained earnings	316,374	315,210
Total stockholders’ equity	807,869	573,740
Total liabilities and stockholders’ equity	$2,753,526	$1,542,135

Construction Partners, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the Six Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$1,164	$8,719
Adjustments to reconcile net income to net cash, cash equivalents and restricted cash provided by operating activities:
Depreciation, depletion, accretion and amortization	68,447	43,961
Amortization of deferred debt issuance costs	2,211	148
Unrealized loss on derivative instruments	—	194
Provision for bad debt	172	335
Gain on sale of property, plant and equipment	(4,462)	(1,867)
Realized loss on sales, calls and maturities of restricted investments	44	49
Share-based compensation expense	18,883	6,221
Loss from investment in joint venture	12	3
Deferred income tax benefit	(1,480)	(306)
Other non-cash adjustments	(488)	(224)
Changes in operating assets and liabilities, net of business acquisitions:
Contracts receivable including retainage, net	49,336	43,443
Costs and estimated earnings in excess of billings on uncompleted contracts	(15,007)	(7,799)
Inventories	(4,387)	(15,968)
Prepaid expenses and other current assets	5,248	2,165
Other assets	(824)	(585)
Accounts payable	(27,606)	(12,536)
Billings in excess of costs and estimated earnings on uncompleted contracts	5,294	22,412
Accrued expenses and other current liabilities	567	(11,976)
Other long-term liabilities	(827)	2,161
Net cash provided by operating activities, net of business acquisitions	96,297	78,550
Cash flows from investing activities:
Purchases of property, plant and equipment	(68,226)	(55,518)
Proceeds from sale of property, plant and equipment	5,991	4,962
Proceeds from sales, calls and maturities of restricted investments	3,940	1,918
Business acquisitions, net of cash acquired	(828,736)	(87,850)
Purchase of restricted investments	(6,202)	(1,870)
Net cash used in investing activities	(893,233)	(138,358)
Cash flows from financing activities:
Proceeds from revolving credit facility	145,000	90,000
Proceeds from issuance of long-term debt, net of debt issuance costs	834,566	—
Repayments of long-term debt	(135,601)	(27,500)
Purchase of treasury stock	(20,129)	(1,336)
Net cash provided by financing activities	823,836	61,164
Net change in cash, cash equivalents and restricted cash	26,900	1,356
Cash, cash equivalents and restricted cash:
Cash, cash equivalents and restricted cash, beginning of period	76,684	49,080
Cash, cash equivalents and restricted cash, end of period	$103,584	$50,436

Supplemental cash flow information:
Cash paid for interest	$35,788	$9,569
Cash paid for income taxes	$1,888	$3,155
Cash paid for operating lease liabilities	$7,191	$1,435
Non-cash items:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$20,613	$9,999
Property, plant and equipment financed with accounts payable	$6,783	$2,554
Amounts payable to sellers in business combinations, net	$84,119	$—

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation, depletion, accretion and amortization, (iv) share-based compensation expense, (v) loss on the extinguishment of debt and (vi) nonrecurring expenses related to transformative acquisitions, which management considers to include acquisitions requiring clearance under federal antitrust laws, such as our acquisition of Lone Star Paving (the “Lone Star Acquisition”). Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenues for each period. Adjusted net income represents net income before (i) nonrecurring expenses related to transformative acquisitions, which management considers to include acquisitions requiring clearance under federal antitrust laws, such as the Lone Star Acquisition, and (ii) nonrecurring fees associated with financing arrangements incurred in connection with transformative acquisitions, such as a bridge loan associated with the Lone Star Acquisition. These metrics are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as an alternative to net income or any other performance measure derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted EBITDA, Adjusted EBITDA margin and Adjusted net income because management uses these measures as key performance indicators, and we believe that securities analysts, investors and others use these measures to evaluate companies in our industry. Our calculation of Adjusted EBITDA, Adjusted EBITDA margin and Adjusted net income may not be comparable to similarly named measures reported by other companies. Potential differences may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets.
The following tables presents a reconciliation of net income (loss), the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA and the calculation of Adjusted EBITDA margin for the periods presented:
Construction Partners, Inc.
Net Income (Loss) to Adjusted EBITDA Reconciliation
Fiscal Quarters Ended March 31, 2025 and 2024
(unaudited, in thousands, except percentages)

	For the Three Months Ended March 31,
	2025	2024
Net income (loss)	$4,215	$(1,124)
Interest expense, net	21,592	4,568
Provision (benefit) for income taxes	1,310	(321)
Depreciation, depletion, accretion and amortization	37,263	22,840
Share-based compensation expense	4,672	3,553
Transformative acquisition expenses	221	—
Adjusted EBITDA	$69,273	$29,516
Revenues	$571,650	$371,427
Adjusted EBITDA Margin	12.1%	7.9%

Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Year 2025 Updated Outlook
(unaudited, in thousands, except percentages)

	For the Fiscal Year Ending September 30, 2025
	Low	High
Net income	$106,000	$117,000
Interest expense, net	83,700	82,300
Provision for income taxes	36,400	40,200
Depreciation, depletion, accretion and amortization	143,650	150,250
Share-based compensation expense	21,500	21,500
Transformative acquisition expenses	18,750	18,750
Adjusted EBITDA	$410,000	$430,000
Revenues	$2,770,000	$2,830,000
Adjusted EBITDA Margin	14.8%	15.2%

The following table presents a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to Adjusted net income for the period presented:

Construction Partners, Inc.
Net Income to Adjusted Net Income Reconciliation
Fiscal Year 2025 Updated Outlook
(unaudited, in thousands)

	For the Fiscal Year Ending September 30, 2025
	Low	High
Net income	$106,000	$117,000
Transformative acquisition expenses	18,750	18,750
Financing fees related to transformative acquisitions	3,100	3,100
Tax impact due to above reconciling items	(5,350)	(5,350)
Adjusted net income	$122,500	$133,500